SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.   20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) APRIL 27, 1998
                                                          --------------


                              COASTAL BANCORP, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)


          TEXAS                                 0-24526               76-0428727
(State or other jurisdiction     (Commission File Number)          (IRS Employer
     of  incorporation)                                      Identification No.)

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
5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS . . . .            77057
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(Address of Principal executive offices) . . . . .       (Zip Code)


Registrant's telephone number including area code.   (713) 435-5000
                                                    ---------------
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(Former  name  or  former  address,  if  changed since last report)          Not
                                                                             ---
applicable
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

ITEM  5.                    OTHER  EVENTS.
--------                    --------------

          On April 27, 1998, the Board of Directors of Coastal Bancorp, Inc. declared a 3:2 stock split to be paid on June 15, 1998 to stockholders of record on May 15, 1998.


ITEM  7.               FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
--------               ---------------------------------------------------------
EXHIBITS.
---------

     (a)          Financial  Statements
                  ---------------------

               No  financial  statements  are  required.

     (b)          Pro  Forma  Financial  Information
                  ----------------------------------

               No  pro  forma  financial  information  is  required.

     (c)          Exhibits
                  --------

               No.                    Description
               ---                    -----------
               99                    Press  Release,  dated  April  27,  1998

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL  BANCORP,  INC.


/s/  Catherine  N.  Wylie                    Date:    April  28,  1998
-------------------------
by:    Catherine  N.  Wylie,  Executive  Vice  President
     and  Chief  Financial  Officer

                              COASTAL BANCORP, INC.




                                   EXHIBIT 99


              PRESS RELEASE OF THE REGISTRANT DATED APRIL 27, 1998

     NEWS  RELEASE
                              FOR IMMEDIATE RELEASE

                   COASTAL BANCORP, INC. ANNOUNCES STOCK SPLIT

     HOUSTON (April 27, 1998) - Coastal Bancorp, Inc. (NASDAQ: CBSA) (the " Company") announced today that its Board of Directors at their meeting on April 23, 1998 declared a three-for-two {3:2} stock split on the common stock of the Company payable on June 15, 1998 to the stockholders of record at the close of business on May 15, 1998.
     In announcing the stock split, Manuel J. Mehos, Chairman of the Board and Chief Executive Officer of Coastal, noted that this action was taken in light of the Company's results over the past several years, the recent increase in the stock price and to provide greater liquidity in the Company's shares. On April 15, 1998, the Company reported net income available to common shareholders of $5.9 million for the quarter ended March 31, 1998. Diluted earnings per share for the quarter were $1.14 compared to $0.63 for the same period last year.
     At March 31, 1998, on a consolidated basis, Coastal had $3.0 billion in total assets, $1.4 billion in total deposits, $28.8 million in preferred stock of Coastal Banc ssb and $110.5 million in common stockholders' equity.
     Coastal Bancorp, Inc. through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., owns 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered, state savings bank headquartered in Houston. Coastal Banc ssb operates 37 branch offices in metropolitan Houston, Austin, Corpus Christi and small cities in the south east quadrant of Texas. At March 31, 1998, Coastal Banc ssb was considered to be a "well capitalized" institution according to FDIC guidelines.
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.



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